Exhibit 2.1

AMENDMENT NO. 1 TO SHARE PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SHARE PURCHASE AGREEMENT, dated as of February 3, 2025 (this “Amendment”), amends that certain Share Purchase Agreement, dated as of August 1, 2024 (the “Purchase Agreement”), by and among Altice Teads S.A., a public limited liability company (société anonyme), incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 1, rue Hildegard von Bingen, L-1282 Luxembourg, Grand Duchy of Luxembourg, registered with the Commercial and Companies Register of Luxembourg (Registre de Commerce et des Sociétés) under number B215423 (the “Seller”), TEADS, a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 5, rue de la Boucherie, L-1247 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Commercial and Companies Register (Registre de Commerce et des Sociétés) under number B113995 (the “Company”), and Outbrain Inc., a Delaware publicly traded corporation, having its principal place of business at 111 West 19th Street (third floor), NY, NY 10011 (the “Purchaser”).  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Purchase Agreement.

RECITALS

WHEREAS, Section 11.02(a) of the Purchase Agreement provides that the Purchase Agreement may not be amended, modified or supplemented in any manner, except by an instrument in writing signed by the Seller and the Purchaser;

WHEREAS, Section 11.02(b) of the Purchase Agreement provides that, at any time prior to the Closing, a Party may, to the extent permitted by applicable Law, waive compliance by the other Parties with any of the agreements or conditions contained therein;

WHEREAS, the Purchaser and the Seller desire to enter into this Amendment to amend and/or waive certain provisions of the Purchase Agreement, each as more fully set forth in this Amendment; and

WHEREAS, as an inducement to the Purchaser to enter into this Amendment, Altice International S.à r.l, a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 1, rue Hildegard von Bingen, L-1282 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Commercial and Companies Register (Registre de Commerce et des Sociétés) under number B143725 (“Guarantor”), solely for purposes of Section 2.08, is executing and delivering this Amendment to guarantee certain obligations of the Seller under the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, effective solely as of and immediately prior to the Closing under the Purchase Agreement, hereby agree as follows:

ARTICLE I
AMENDMENTS

Section 1.01         Amendments to Purchase Agreement.The Purchase Agreement is hereby amended as follows:

(a)           The following definitions shall be added to the end of Section 1.01 (Certain Defined Terms) of the Purchase Agreement:

(i)           “Average Trading Price” means, as of any relevant date, the Last Reported Sale Price per share of Purchaser Common Stock in the twenty (20) consecutive Trading Days ending two Trading Days prior to the relevant date.

(ii)       “Designated Common Stock” means: (a) prior to the twelve (12) month anniversary of the Closing, ten million (10,000,000) shares of Purchaser Common Stock; (b) if as of the date which is the twelve (12) month anniversary of the Closing there is any claim for Losses made in good faith and set forth in Claim Notice(s) submitted in accordance with Section 10.04 of the Purchase Agreement that is pending and unresolved, then as of the twelve (12) month anniversary of the Closing and as of any date thereafter on which any such claim for Losses is resolved and satisfied in accordance with Sections 10.03 and 10.06, and prior to the third (3rd) anniversary of the Closing, the greater of (i) zero (0) shares of Purchaser Common Stock and (ii) a number of shares of Purchaser Common Stock equal to (A) the aggregate amount of Losses claimed in any then outstanding Claim Notices (other than the claim so resolved and satisfied) divided by (B) the Average Trading Price calculated as of the 12 month anniversary of the Closing; provided that such number of shares of Purchaser Common Stock under this clause (b)(ii) shall in no event exceed ten million (10,000,000) shares minus the aggregate number of shares of Purchaser Common Stock forfeited in accordance with Article X prior to such date of determination; and (c) as of any date on or after the third (3rd) anniversary of the Closing, zero (0) shares of Purchaser Common Stock, in each case of the foregoing clauses (a) and (b), as may be adjusted under Section 2.07.

(iii)       “Last Reported Sale Price per share of Purchaser Common Stock” for any Trading Day shall mean the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of shares of Purchaser Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national securities exchange on which the Purchaser Common Stock is then listed.  If the Common Stock is not listed on a U.S. national securities exchange on such Trading Day, then the Last Reported Sale Price per shares of Purchaser Common Stock will be the last quoted bid price per share of Purchaser Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization.  If the Purchaser Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price per share of Purchaser Common Stock will be the average of the mid-point of the last bid price and the last ask price per share of the Purchaser Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Purchaser selects.

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(iv)        “Relevant Exchange” means Nasdaq (or any successor or other securities exchange determined by the Purchaser for the trading of the Purchaser Common Stock).

(v)          “Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business.

(b)        The phrase “Certificate of Designation” in the definition of “Ancillary Agreements” contained in Section 1.01 (Certain Defined Terms) of the Purchase Agreement is hereby deleted.

(c)         The definition of “Base Cash Consideration” contained in Section 1.01 (Certain Defined Terms) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

““Base Cash Consideration” means $625,000,000.”

(d)         (i) The defined terms “Certificate of Designation” and “Purchaser Preferred Stock” contained in Section 1.01 (Certain Defined Terms) of the Purchase Agreement are hereby deleted in their entirety and (ii) all references to “Purchaser Preferred Stock” and “Preferred Equity Consideration” contained in the Purchase Agreement, and in particular in Section 1.01 (Certain Defined Terms), 2.06(a) (Deposit of Estimated Closing Cash Consideration), Section 2.07 (Adjustments), Section 3.06 (Investment Representations), Section 3.07 (Restricted Securities), Section 5.04 (Valid Issuance), Section 5.08 (Litigation), Section 5.17 (Exclusivity of Representations and Warranties), Section 6.01(d)(iv) (Conduct of Business Prior to the Closing) and Section 6.20(d) (SEC Filings; Purchaser Stockholder Meeting) of the Purchase Agreement, are hereby deleted.

(e)          Section 2.02(a)(i) (Consideration) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(i)        43,750,000 shares of Purchaser Common Stock (the “Common Equity Consideration”), to be issued in the name of the Seller at the Closing. The number of shares of such Common Equity Consideration was determined by the Parties hereto, solely for the purposes hereof, on the basis of a fixed value, however, the number of shares of Common Equity Consideration shall not be affected by or adjusted in any way for, fluctuations in the actual trading price of the Purchaser Common Stock at any time, before or after the date hereof or the Closing, and shall not be subject to any other adjustment for any reason, other than pursuant to Section 2.06(e)(i).”

(f)         Section 2.02(a)(ii) (Consideration) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(ii)        [Reserved.]”

(g)         Section 2.02(a)(iv) (Consideration) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(iv)       [Reserved.]”

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(h)          The third-to-last sentence of Section 2.04(a) (Consideration Adjustments) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

 “Contemporaneously with the delivery of the Preliminary Closing Statement, the Company shall prepare, or cause to be prepared, and deliver to the Purchaser a schedule (the “Closing Payment Schedule”) setting forth the amount of the Estimated Closing Cash Consideration to be received by Seller.”

(i)        Section 2.04(g)(ii) (Consideration Adjustments) of the Purchase Agreement, including, without limitation, the references thereto in Section 2.06(e)(iv) and Section 2.06(f)(v), is hereby deleted in its entirety and replaced with the following:

“(ii)      If the Final Closing Cash Consideration is lower than the Estimated Closing Cash Consideration paid at Closing (the “Deficiency”), then the amount of such Deficiency shall be paid to Purchaser within ten (10) Business Days; provided that in the event that such payment is not made within ten (10) Business Days, then the Purchaser may, at its discretion and in satisfaction of the Deficiency, effect a forfeiture for no consideration (with no further action or consent required by the Seller) of a number of shares of the Purchaser Common Stock issued in the name of the Seller or its Affiliates equal to the quotient of (x) the unpaid amount of the Deficiency divided by (y) the Average Trading Price calculated with respect to the date of forfeiture.”

(j)           Section 2.05(a)(ii) (Deliverables of Purchaser) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(ii)       issue and deliver the Common Equity Consideration (including out of treasury stock), in book-entry form registered in the name of the Seller with the Purchaser’s transfer agent, together with evidence thereof;”

(k)          Section 2.05(a)(iii) (Deliverables of Purchaser) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(iii)       [Reserved.]”

(l)        The phrase “each such certificate dated within three (3) Business Days prior to the Closing Date” contained in Section 2.05(b)(vi) (Deliverables of the Company and Seller) of the Purchase Agreement is hereby deleted and replaced with the following:

“each such certificate dated as of a reasonably recent date prior to the Closing”

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(m)         Section 2.06(e)(iv), is hereby deleted in its entirety and replaced with the following:

“(iv)     In the event that, following completion of the procedures set forth in the foregoing clause (iii), the Purchaser is finally determined to be entitled to reimbursement of any amount set forth in the Distribution Costs Adjustment Notice, such reimbursable amount shall be paid by Seller to Purchaser in cash within ten (10) Business Days; provided that in the event that such payment is not made within ten (10) Business Days, then the Purchaser may, at its discretion and in satisfaction of the amount owed, effect a forfeiture for no consideration (with no further action or consent required by the Seller) of a number of shares of the Purchaser Common Stock issued in the name of the Seller or its Affiliates equal to the quotient of (x) the amount owed that remains unpaid divided by (y) the Average Trading Price calculated with respect to the date of forfeiture.”

(n)          Section 2.06(f)(v), is hereby deleted in its entirety and replaced with the following:

“(v)       In the event that the Net Encumbered Cash as finally determined pursuant to this Section 2.06(f) is higher than the amount of Net Encumbered Cash included in the calculation of the Final Closing Cash Consideration, the difference shall be paid by the Purchaser to the Seller in the same manner as set forth in Section 2.04(g)(i), mutatis mutandis.  In the event that the Net Encumbered Cash as finally determined pursuant to this Section 2.06(f) is lower than the amount of Net Encumbered Cash included in the calculation of the Final Closing Cash Consideration, the difference shall be paid by Seller to Purchaser in cash within ten (10) Business Days; provided that in the event that such payment is not made within ten (10) Business Days, then the Purchaser may, at its discretion and in satisfaction of the amount owed, effect a forfeiture for no consideration (with no further action or consent required by the Seller) of a number of shares of the Purchaser Common Stock issued in the name of the Seller or its Affiliates equal to the quotient of (x) the amount owed that remains unpaid divided by (y) the Average Trading Price calculated with respect to the date of forfeiture.”

(o)          Section 5.05(b) (Capitalization) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(b)       As of the date of this Agreement, the authorized capital stock of the Purchaser consists solely of 1,000,000,000 shares of Purchaser Common Stock and 100,000,000 shares of preferred stock of Purchaser, of which 49,215,351 shares of Purchaser Common Stock have been issued and are outstanding as of June 30, 2024 (the “Reference Date”) and no shares of preferred stock are issued or outstanding.  All of the issued and outstanding shares of Purchaser Common Stock will, at the Closing, be validly issued, fully paid and nonassessable and free of preemptive rights.”

(p)          The following sentence hereby added to the end of Section 7.03 (Post Closing Actions) of the Purchase Agreement:

“Notwithstanding the above, Purchaser shall have the option to make elections under U.S. IRC Section 338(g) with respect to Teads Canada Inc. (to the extent not converted into Teads Canada ULC effective on or prior to the Closing Date), Teads Mexico S.A. de C.V., Teads Peru S.A.C., Teads Argentina SA and Teads Japan K.K. Purchaser may make elections under U.S. IRC Section 338(g) with respect to any other Company Subsidiaries, excluding any U.S. entities, provided such elections shall not have any adverse tax impact on the Seller or on Seller’s shareholders.”

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(q)          Section 8.03(f) (Key Employees) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(f)        [Reserved.]”

(r)         Clauses (a) and (b) of Section 10.03 (Limitations on Indemnification) of the Purchase Agreement are hereby amended and restated in their entirety as follows:

“(a)       Except in the case of Fraud of the Company or Seller, no Indemnified Party shall assert any claim under Section 10.02(c) unless and until the aggregate amount of Losses indemnifiable under Section 10.02(c) exceeds on a cumulative basis an amount equal to $1,939,000, and following the first anniversary of the Closing, $1,454,250 (the “Basket”), in which event the Indemnified Parties may recover only such Losses in excess of the Basket.  The aggregate liability of the Seller in respect of any claims under Section 10.02(c) shall not exceed a cumulative amount equal to the difference (which shall not be less than $0) of (i) an amount equal to the Basket minus (ii) any portion of the retention amount under the R&W Insurance Policy otherwise previously paid by the Seller pursuant to the proviso to Section 10.02 (the “Cap”).  The aggregate liability of the Seller in respect of any Specific Indemnity which is assigned to Purchaser as a Lead Party (as set forth in Section 10.02(b) of the Company Disclosure Letter) shall not exceed an amount equal to the cap applicable to such Specific Indemnity as indicated in Section 10.02 of the Company Disclosure Letter.  The aggregate liability of the Seller in respect of any Specific Indemnity for which the Seller is designated as the Lead Party shall not be limited, except to the extent expressly contemplated by the proviso to Section 10.02.  There shall be no limit on the liability for Fraud.

(b)         Any Losses payable to an Indemnified Party with respect to any claim under Section 10.02 shall be satisfied, to the extent not covered by the R&W Insurance Policy (and subject to any applicable Basket or cap), (i) first, by forfeiture by the Purchaser for no consideration (upon five days’ advance written notice by Purchaser to Seller, and with no further action or consent required by the Seller) of a number of shares of Purchaser Common Stock issued in the name of the Seller or its Affiliates equal to the applicable amount of Losses divided by the Average Trading Price calculated with respect to the date of forfeiture; and (ii) thereafter, directly from the Seller; provided that the Seller may, upon written notice delivered to Purchaser prior to any such forfeiture of Purchaser Common Stock, irrevocably elect to satisfy any amount payable to an Indemnified Party under this Section 10.02 in cash (in lieu of forfeiture of Purchaser Common Stock) in accordance with Section 10.06. During the advance notice period provided under clause (i) above, and at any time following Seller’s election to satisfy the amount payable in cash as aforesaid until the actual and full payment of such cash by Seller, the Seller shall not be entitled, directly or indirectly, to transfer, assign, encumber or otherwise dispose of, or agree to transfer, assign, encumber or otherwise dispose of, to any Person (other than Purchaser) any amount of Purchaser Common Stock that would result in the Seller holding less than the applicable number of shares of Purchaser Common Stock required to satisfy the Losses as set forth herein.”

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(s)          Section 10.06 (Payments) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Section 10.06      Payments.  Subject to the limitations set forth in this Section 10.06, any indemnification sought hereunder for a claim that is not otherwise covered by the forfeiture for no consideration of Purchaser Common Stock shall be payable by the Seller as follows: (i) within thirty (30) days following the resolution of such claim by mutual agreement between the Seller and Purchaser; (ii) within thirty (30) days following the final, nonappealable determination of the court or arbitration pursuant to Section 11.08; (iii) within thirty (30) days following the final, nonappealable resolution or settlement (as the case may be) of a Third Party Claim or the issuance of an enforceable demand for payment by a Governmental Authority; (iv) within thirty (30) days from the delivery by the Seller of a Response Notice agreeing to the full Claimed Amount or indicating the Agreed Amount (as the case may be); or (v) within thirty (30) days from the lapse of the Dispute Period, if no Response Notice was delivered by Seller during such period.”

(t)           Section 10.10 (Set-Off) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Section 10.10      Set-Off.  The Purchaser shall be entitled to set off, without prejudice to any other remedies the Purchaser may have hereunder or otherwise (and including by forfeiture of shares), any and all amounts payable by the Seller to the Purchaser hereunder, including pursuant to Section 2.04, Section 2.06(e), Section 2.06(f) and this Article X, against any amount payable or issuable to Seller hereunder (including at any time after transfer thereof by the Seller to any Affiliate) (in each case, in the manner described in this Agreement); provided that such set-off shall be limited to amounts that (i) the Parties mutually agree; (ii) are determined by the Independent Accountant pursuant to Section 2.04 or Section 2.06(e); or (iii) are determined by a final, nonappealable determination of a Governmental Authority of competent jurisdiction in accordance with Section 10.04 or 10.05 and (as applicable) Section 11.08.”

(u)          Section 11.03(c) (Notices) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(c)         if to the Purchaser (or to the Company following the Closing), to:

Outbrain Inc.
111 West 19th Street (third floor), NY, NY 10011
Attention:	Veronica Gonzalez
Email:	generalcounsel@outbrain.com; vgonzalez@outbrain.com”

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Section 1.02         Amendments to Exhibits.

(a)          Certificate of Designation.  The form of Certificate of Designation attached as Exhibit B to the Purchase Agreement is hereby deleted in its entirety.

(b)          Stockholders Agreement. The form of Stockholders Agreement attached as Exhibit G to the Purchase Agreement is hereby deleted in its entirety and replaced with the form of Stockholders Agreement attached hereto as Exhibit A.

(c)          Registration Rights Agreement.  The form of Registration Rights Agreement attached as Exhibit J to the Purchase Agreement is hereby deleted in its entirety and replaced with the form of Registration Rights Agreement attached hereto as Exhibit B.

(d)         Pre-Closing Step Plan.  The Pre-Closing Step Plan attached as Exhibit E to the Purchase Agreement is hereby deleted in its entirety and replaced with the Pre-Closing Step Plan attached as Exhibit C hereto.

(e)          Closing Step Plan.  The Closing Step Plan attached as Exhibit C to the Purchase Agreement is hereby deleted in its entirety and replaced with the Closing Step Plan attached as Exhibit C hereto.

ARTICLE II
OTHER AGREEMENTS

Section 2.01         Closing Date. Notwithstanding Section 2.03 of the Purchase Agreement (and as an amendment thereto), and subject to the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the Parties set forth in Article VIII of the Purchase Agreement, the Purchaser and the Seller hereby agree that the Closing shall occur by 9:00 a.m., New York City time, on February 3, 2025 (and such date shall be deemed the “Closing Date” under the Purchase Agreement); provided that if the Closing shall not occur on February 3, 2025 as a result of the failure of one or more such conditions to be satisfied or waived as of such date, then the provisions of Section 2.03 of the Purchase Agreement shall apply with respect to the determination of the date on which the Closing shall otherwise occur.

Section 2.02         Allocation Schedule. Notwithstanding Section 2.10 of the Purchase Agreement, the Purchaser and the Seller hereby agree that the schedule attached hereto as Exhibit D shall be the final Allocation Schedule, subject to adjustments, if any, to be made together with the determination of the Final Closing Cash Consideration.

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Section 2.03         Waiver and Release.

(a)       Notwithstanding any provision of the Purchase Agreement to the contrary, Purchaser, on behalf of itself and the other Indemnified Parties and its and their respective successors and assigns, hereby fully, finally and forever: (i) settles, releases, remises, resigns, relinquishes and discharges (collectively, “Discharges”) the Seller, its Affiliates (including, prior to the Closing, the Company and its Subsidiaries) and their respective Representatives, successors and assigns (the “Seller Released Parties”), from and against any and all Actions, Losses, Claims, demands, rights, Liabilities and causes of action, at law or in equity, of every nature and description whatsoever, direct or indirect, in any form which the Purchaser or any Indemnified Party ever had, now has, or which any of their respective successors and assigns hereafter can, shall or may have against the Seller Released Parties or any of their respective successors and assigns, arising out of or resulting from (A) the financial results or financial performance or condition of the Company or the Company Subsidiaries in the third and fourth quarters of 2024 and (B) any projections of the Company’s or the Company Subsidiaries’ financial results or financial performance or condition in 2025, in each case of the foregoing clauses (A) and (B), solely to the extent disclosed or otherwise provided to Purchaser or its Representatives on or prior to the date of this Amendment (collectively, the “Discharged Claims”); (ii) waives any and all failures to satisfy any condition set forth in Section 8.03(b) (Representations and Warranties Regarding the Company), Section 8.03(c) (Covenants of Company and Seller) or Section 8.03(e) (No Material Adverse Effect) of the Purchase Agreement to the extent resulting from the subject matter of a Discharged Claim, and (iii) agrees and confirms that the financial results and financial performance or condition of the Company or the Company Subsidiaries in the year 2024 do not constitute a Material Adverse Effect. Notwithstanding anything herein to the contrary, the Discharged Claims and the waiver, release, agreement and confirmation hereunder (i) shall not include any rights, claims or demands that Purchaser and Purchaser Indemnified Parties may have with respect to (x) Fraud or (y) the indemnification rights under Section 10.02(b) of the Purchase Agreement and (ii) shall not derogate from the adjustments pursuant to Sections 2.04 and 2.06 of the Purchase Agreement.

(b)          Notwithstanding any provision of this Section 2.03 to the contrary, the provisions of this Section 2.03 shall not be construed as an admission by any of the Seller Released Parties, the Company or any of the Company Subsidiaries of the validity of any Discharged Claims, or (other than by reason of the existence and terms of this Section 2.03) by the Purchaser of the invalidity of any Discharged Claims.

Section 2.04         Purchaser Stockholder Approval.  Notwithstanding anything to the contrary contained in this Amendment, and for the avoidance of doubt, the parties hereto acknowledge and agree that the closing condition set forth in Section 8.01(b) (Purchaser Stockholder Approval) of the Purchase Agreement has been satisfied.

Section 2.05         Director Designees.  The Purchaser and the Seller agree that the two Seller designees to be appointed to the Purchaser Board of Directors subject to the Closing in accordance with Section 6.23 of the Purchase Agreement shall be:

(a)         Dexter Goei, to be appointed as a class II director, subject to completion of the Company’s standard background check  (to be completed promptly after the Closing Date), it being agreed that (i) Mr. Goei shall be appointed to the Purchaser Board of Directors as promptly as practicable after the Closing Date and (ii) until such appointment, the Purchaser shall consult with Mr. Goei prior to the Purchaser Board of Directors taking any material decision affecting the Purchaser or its Subsidiaries; and

(b)       Mark Mullen (as the Independent Director and Non-Affiliated Director, as such terms are defined in the Stockholders Agreement (as amended by this Amendment)), to be appointed as a class II director as soon as practicable following, and subject to, his meeting with the nomination committee of the Board (to be scheduled promptly following the Closing Date) and completion of the Company’s standard background check (to be completed promptly after the Closing Date).

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Section 2.06         Exchange Rate Applicable to Pre-Closing Steps and Additional Closing Steps.  The Purchaser and the Seller agree that, for the purposes of determining the amounts of (i) any intercompany balances in connection with the Company Pre-Closing Steps and the sale of any Company Subsidiary and (ii) the purchase price set forth in any Ancillary Agreement providing for the sale of any Company Subsidiary as contemplated by the Closing Step Plan (a “Local SPA”), in each case, in connection with the consummation of the Company Pre-Closing Steps and/or the Additional Closing Steps, the conversion of any amount from one currency into another currency shall be calculated on the basis of an exchange rate determined as the 30-day average of the last daily price (market close price) as of January 21, 2025, retrieved from Bloomberg, using the Composite London (CMPL) data source.

Section 2.07         Expense Credit Certificate and Preliminary Closing Statement.  The Purchaser and the Seller agree that, without limiting the terms and procedures set forth in Section 2.04(b)-(i) of the Purchase Agreement, (i) the Expense Credit Certificate is hereby revised to be in the form attached hereto as Exhibit E and (ii) the Preliminary Closing Statement is hereby revised to be in the form attached hereto as Exhibit F.

Section 2.08         Guarantee.  Guarantor hereby guarantees (the “Guarantee”) the due, complete and punctual payment of any Deficiency payable in cash to the Purchaser pursuant to Section 2.04(g)(ii) of the Purchase Agreement, as amended hereby (the “Guaranteed Obligations”). The parties hereto agree that the Guarantee is an absolute, unconditional and irrevocable guarantee of payment and performance of the Guaranteed Obligations when due and may be enforced directly against Guarantor as a primary obligor (irrespective of whether any action is brought against Seller or whether Seller is joined in any such action), including prior to Purchaser forfeiting any shares of Purchaser Common Stock as provided in such Section 2.04(g)(ii). The Guarantee shall terminate and the Guarantor shall have no further obligations under or in connection with the Guaranteed Obligations (i) upon payment of the Deficiency to the Purchaser in full, (ii) if no Deficiency shall be payable following the determination of the Final Closing Cash Consideration pursuant to Section 2.04 of the Purchase Agreement (as amended hereby) or (iii) if the Purchase Agreement is validly terminated in accordance with its terms. Sections 11.07 (Governing Law) and 11.08 (Submission to Jurisdiction; Waiver of Jury Trial) of the Purchase Agreement shall apply to Guarantor, mutatis mutandis, as it relates to this Guarantee.

Section 2.09        Certain Payments.   If the aggregate amount of cash consideration paid to Seller by or on behalf of the Purchaser on the Closing Date shall exceed the amount of the Estimated Closing Cash Consideration otherwise payable pursuant to the Purchase Agreement on such date (such excess, the “Excess Closing Proceeds”), then Seller shall apply the Excess Closing Proceeds to the payment of Transaction Expenses otherwise payable by the Company to Morgan Stanley & Co.; provided that in no event shall the receipt or application of such Excess Closing Proceeds by Seller (i) increase the amount of any Deficiency owed by Seller pursuant to Section 2.04 of the Purchase Agreement (or reduce the amount to which Seller would otherwise be entitled pursuant to Section 2.04(g)(i) of the Purchase Agreement) or (ii) otherwise affect the amount of the Estimated Closing Cash Consideration for purposes of calculating the Final Closing Cash Consideration pursuant to Section 2.04 of the Purchase Agreement.

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ARTICLE III
GENERAL PROVISIONS

Section 3.01       No Other Amendment or Waiver.  Except as otherwise expressly provided herein, all of the terms and conditions of the Purchase Agreement remain unchanged and continue in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Purchase Agreement or any of the documents referred to therein. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto as if the amendments made herein were originally set forth in the Purchase Agreement. In the event of any inconsistency or conflict between the Purchase Agreement and this Amendment, this Amendment shall govern and control.

Section 3.02        Miscellaneous.  The provisions of Sections 11.03 (Notices) (as amended hereby), 11.04 (Interpretation; Rules of Construction), 11.07 (Governing Law), 11.08 (Submission to Jurisdiction; Waiver of Jury Trial), 11.14 (Severability) and 11.15 (Counterparts) of the Purchase Agreement shall apply, mutatis mutandis, to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:

ALTICE TEADS S.A.

By:	/s/ Malo Corbin
	Name:	Malo Corbin
	Title:	Director A

By:	/s/ Emilie Schmitz
	Name:	Emilie Schmitz
	Title:	Director B

[Signature Page to Amendment No. 1 to Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

PURCHASER:

OUTBRAIN INC.

By:	/s/ David Kostman
Name: David Kostman
Title: CEO

[Signature Page to Amendment No. 1 to Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

Solely for purposes of Section 2.08,

GUARANTOR:

ALTICE INTERNATIONAL S.À R.L.

By:	/s/ Natacha Marty
Name: Natacha Marty
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Share Purchase Agreement]

EXHIBIT A

Stockholders Agreement

[See attached.]

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT, dated as of February 3, 2025 (this “Agreement”), between Outbrain Inc., a Delaware corporation (the “Company”), Altice Teads S.A., a public limited liability company (société anonyme), incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 1, rue Hildegard von Bingen, L-1282 Luxembourg, Grand Duchy of Luxembourg, registered with the Commercial and Companies Register of Luxembourg (Registre de Commerce et des Sociétés, Luxembourg) under number B215423 (“AT” and together with any Affiliates of AT that acquire Acquisition Stock (as defined below) from AT or any Affiliates of AT, the “Teads Stockholders”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Share Purchase Agreement, dated as of August 1, 2024, by and among the Company, TEADS, a private limited liability company (société à responsabilité limitée), incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 5, rue de la Boucherie, L-1247 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Commercial and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B113995 (“Teads”) and AT (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), the Company is to acquire 100% of the share capital of Teads (the “Acquisition”) (capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement);

WHEREAS, as part of the consideration for the Acquisition, the Company is to issue to AT an aggregate of 43,750,000 shares (the “Acquisition Stock”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”); and

WHEREAS, the Teads Stockholders and the Company desire to enter into this Agreement in order to, inter alia, (i) set forth certain of their rights, duties and obligations as a result of the Acquisition contemplated by the Purchase Agreement; (ii) provide for the governance of the Company; and (iii) set forth restrictions on certain activities in respect of the Acquisition Stock, corporate governance, and other related corporate matters.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.	Corporate Governance Matters

1.1 Board Structure.

(a) Unless otherwise determined by the board of directors of the Company (the “Board”), the Board shall at all times consist of a majority of directors who are independent, as defined under the applicable listing rules of The Nasdaq Stock Market (the “Independent Directors” and such rules, the “Listing Rules”).  In addition, unless otherwise determined by the Board, a majority of the Company’s directors shall not be Affiliates of any stockholder of the Company that Beneficially Owns, together with its Affiliates, 10% or more of the voting rights in the Company (the “Non-Affiliated Directors”).

(b) The Board shall initially consist of 10 directors (inclusive of the directors appointed pursuant to Section 1.2(a)).

(c) “Affiliate” means, as to any Person, (i) any other Person who directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person, (ii) with respect to a Person who is a natural person, any member of the immediate family of such individual, including such individual’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and any other Person who lives in such individual’s household and any trust whose primary beneficiary is such individual or one or more members of such immediate family, and (iii) with respect to the term Non-Affiliated Director, any Person that either he or any of his or her Affiliates, serves as an employee, officer, director, consultant, advisor or representative, or is a family member as described in clause (ii) above, in each case, of the specific stockholder or any of its Affiliates.  Notwithstanding anything herein to the contrary, for purposes of this Agreement, neither the Company nor any of its subsidiaries, on the one hand, and any Teads Stockholder, on the other hand, shall be deemed to be Affiliates of each other.

(d) “Beneficially Owns” means, with respect to Common Stock, having “beneficial ownership” of such stock for purposes of Rule 13d-3 or 13d-5 promulgated under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), without giving effect to the limiting phrase “within sixty days” set forth in Rule 13d-3(1)(i) thereof.  The terms “Beneficial Owner” and “Beneficial Ownership” shall have correlative meanings.

(e) “Control” (including its correlative meanings, “Controlled” and “Controlled by”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

(f) “Financial Institution” means a bank, broker or credit institution whose activities include purchasing debt securities or other financial assets or lending monies, but excluding a hedge fund or other similar Person whose primary business activity consists of investing in securities or other financial assets as principal for its own account.

(g) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any governmental authority or any department, agency or political subdivision thereof.

1.2 Director Nomination Rights.

(a) At the closing of the Acquisition (the “Closing”), the Board shall take all necessary action to cause the number of directors to be expanded by two (2) and to cause to be appointed to the Board of Directors the following Teads Designees (as defined below):

(i) Dexter Goei, as a Class II Director, subject to completion of the Company’s standard background check (to be completed promptly after the Closing Date), it being agreed that (i) Mr. Goei shall be appointed to the Board as promptly as practicable after the Closing Date and (ii) until such appointment, the Company shall consult with Mr. Goei prior to the Board taking any material decision affecting the Company or its Subsidiaries;  and

(ii) Mark Mullen, as a Class II Director (together, the “Initial Designees”); provided that the appointment of Mr. Mullen shall occur as soon as practicable following, and subject to, his meeting with the nomination committee of the Board (to be scheduled promptly following the Closing Date) and completion of the Company’s standard background check. The Company and AT agree that, notwithstanding the fact that Mr. Mullen serves as an independent director at Altice USA, Inc., he will not be considered, by virtue of such fact, as an Affiliate for purposes of this Agreement.

(b) AT on behalf of the Teads Stockholders (but, for the avoidance of doubt, not any assignee or transferee of AT or any of the Teads Stockholders who is not an Affiliate of AT) shall have the right to nominate (for appointment to the Board either through action of the Board or election by the stockholders of the Company) the Teads Designees in accordance with this Section 1.2(b) in the case of the nomination or election of the Teads Designees (as defined below) and to remove at any time any Teads Designee (and to appoint a replacement Teads Designee in the event of any such removal).  Specifically, AT shall have the right to designate: (i) until the Initial Sunset Date (as defined below), two (2) persons for nomination by the Board for election to the Board (each person so designated pursuant to this Section 1.2(b), a “Teads Designee”), provided such persons are acceptable to the Board, in the Board’s reasonable, good faith determination, and provided further that (unless the Board determines under Section 1.2(a) to terminate the requirement thereunder for a majority of Independent Directors or a majority of Non-Affiliated Directors) at least one of such Teads Designees shall be both an Independent Director and a Non-Affiliated Director; and (ii) until the Second Sunset Date (as defined below), one (1) person for nomination by the Board for election to the Board, provided such person is acceptable to the Board, in the Board’s reasonable, good faith determination; and (iii) commencing on the three (3) year anniversary of the Closing (provided that on such three (3) year anniversary the Teads Stockholders together with their Affiliates hold in the aggregate at least 30% of the total voting power of the outstanding capital stock of the Company) and until the Third Sunset Date (as defined below), three (3) persons for nomination by the Board for election to the Board, provided such persons are acceptable to the Board, in the Board’s reasonable, good faith determination, and provided further that (unless the Board determines under Section 1.2(a) to terminate the requirement thereunder for a majority of Independent Directors or a majority of Non-Affiliated Directors) at least two of such Teads Designees shall be both an Independent Director and a Non-Affiliated Director.  For the avoidance of doubt, (x) the designation rights articulated in this Section 1.2(b) are separate and not cumulative and (y) to the extent that more than one of the foregoing clauses (i), (ii) and (iii) shall remain in effect, the clause that permits the Teads Stockholders to designate the greatest number of Teads Designees shall prevail.  For the avoidance of doubt, the Company hereby agrees that the Initial Designees are reasonably acceptable to the Board.  Notwithstanding the foregoing, the right of AT to nominate Teads Designees in accordance with this Section 1.2(b) shall terminate upon a material breach by AT of Section 1.3 or Section 2 if AT fails to cure such breach (if curable) following a period of 10 Business Days from provision of reasonably detailed written notice of such breach by the Company to AT.

(c) “Initial Sunset Date” shall mean the date on which the Teads Stockholders together with their Affiliates cease to hold in the aggregate at least 25% of the total voting power of the outstanding capital stock of the Company.  “Second Sunset Date” shall mean the date on which the Teads Stockholders together with their Affiliates cease to hold in the aggregate at least 10% of the total voting power of the outstanding capital stock of the Company.  “Third Sunset Date” shall mean the date on which the Teads Stockholders together with their Affiliates cease to hold in the aggregate at least 30% of the total voting power of the outstanding capital stock of the Company.  “Sunset Date” shall mean the Initial Sunset Date, the Second Sunset Date or the Third Sunset Date, as applicable.  AT undertakes to inform the Company in writing no later than 24 hours after any disposition of shares of the Company that, to its knowledge, results in the occurrence of any Sunset Date.  Without limitation of the foregoing, the Company shall inform AT as promptly as practicable after becoming aware of the occurrence of a Sunset Date.

(d) AT may not designate any person to be a Teads Designee who does not meet the requirements for director nominees as set forth in (i) the applicable requirements of the Sarbanes-Oxley Act, the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, (ii) the Listing Rules (as applicable) or (iii) the applicable policies of the Company relating to director qualifications as in effect on the date hereof pursuant to the Company’s internal written policies related thereto (copies of which have been provided to AT prior to the date hereof or adopted after the date hereof with AT’s written consent).  The Board shall promptly and in good faith consider each Teads Designee designated pursuant to Section 1.2(a).  In the event that the Board fails to approve the nomination of any Teads Designee, AT shall have the right to designate an alternative Teads Designee for consideration.  AT shall in all material respects provide to the Company (i) all information reasonably requested by the Company that is required to be or customarily disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or regulation or stock exchange rules or listing standards, in each case, relating to their nomination or election as a director of the Company and (ii) information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to their nomination or election as a director of the Company.

(e) The Company agrees, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under Delaware law), to (i) include any Teads Designee designated pursuant to and in accordance with Section 1.2(a) in the slate of nominees recommended by the Board for election at any relevant meeting of stockholders called for the purpose of electing directors, (ii) recommend such individuals to be elected as a director as provided herein, (iii) include such persons in the Company’s proxy materials and form of proxy disseminated to stockholders in connection with the election of directors at each applicable meeting of stockholders called for the purpose of electing directors, (iv) nominate such designees to be elected as directors and solicit proxies in favor of the election of such persons, and (v) in the event of replacement of a serving Teads Designee in between stockholders meetings, have such Teads Designee appointed as a director by the Board as promptly as practicable after such designation.

(f) AT shall cause such number of Teads Designee(s) that exceed the number of directors which the Teads Stockholders are then entitled to designate pursuant to Section 1.2(a) to offer his or her or their resignation(s) to the Board. as promptly as practicable following the date on which such designation right is reduced under Section 1.2(a).  In the event that the number of Teads Designees decreases due to the occurrence of a Sunset Date, AT may inform the Company in writing prior to or within five (5) Business Days after the Sunset Date which one of the Teads Designees shall be resigning, and in the absence of such notice from AT, the identity of the Teads Designee that will be resigning will be determined by the Board in good faith.

(g) So long as the members of the Board are allocated among separate classes of directors, any Teads Designees will be allocated to such class(es) as directed by the Company so as to ensure that the number of directors in each class shall be as nearly equal in number as is reasonably possible.  Accordingly, in the event of resignation of a Teads Designee, to the extent necessary, the Board may take action to achieve such goal, as soon as practicable.

(h) For so long as any Teads Designee serves as a director, (i) the Company shall provide such director with the same compensation, expense reimbursement, insurance, indemnity, exculpation and other arrangements provided to the other non-employee directors and (ii) the Company shall not amend or repeal any right to indemnification or exculpation covering or benefiting any such director as and to the extent consistent with applicable law, organizational documents of the Company and any indemnification agreements with directors (whether such right is contained in the organizational documents of the Company or another document) (except to the extent such amendment permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

1.3 Voting.  Until such time as the Teads Stockholders together with their Affiliates hold in the aggregate less than 15% of the total voting power of the outstanding capital stock of the Company, the Teads Stockholders agree with the Company that, except (i) with the Company’s prior written consent or (ii) to the extent that the Company is in material breach of its obligations under Section 1.2 above and fails to cure such breach (if curable) following a period of 10 Business Days from provision of reasonably detailed written notice of such breach by AT to the Company, each Teads Stockholder shall take such action at each meeting of the stockholders of the Company or any class thereof as may be required so that all shares of issued and outstanding shares of Common Stock Beneficially Owned, directly or indirectly, by it and/or by any of its Affiliates are voted in the same manner (“for,” “against,” “withhold,” “abstain” or otherwise) as recommended by the Board to other holders of the Common Stock.

2.	Standstill.

2.1 Until such time as the Teads Stockholders together with their Affiliates hold in the aggregate less than 15% of the total voting power of the outstanding capital stock of the Company(the “Standstill Period”), without the prior written approval of the Board to be given in its discretion, the Teads Stockholders shall not, and shall cause their Affiliates that are Entities (and anyone acting on behalf of any such Persons) as well as a controlling individual shareholder of a Teads Stockholder, but excluding such Affiliates’ directors and officers, other than in their capacity as such on behalf of Seller or its Affiliates that are Entities or as a controlling individual shareholder, not to:

(a) acquire or agree to acquire or make any proposal to acquire, directly or indirectly, Beneficial Ownership of any Common Stock (including in derivative form) other than the Acquisition Stock and other than in connection with a stock split, stock dividend, or similar transaction; provided that, subject to compliance with applicable securities laws, nothing in this Agreement (including but not limited to the restrictions in this Section 2) will prohibit or restrict such Teads Stockholders and their Affiliates from negotiating, evaluating or trading, directly or indirectly, in any index, exchange traded fund, benchmark or other basket of securities which may contain or otherwise reflect the performance of, any securities or indebtedness of the Company or any of its subsidiaries;

(b) form, join or in any way participate in a “group” (as defined under Section 13(d) of the Exchange Act), with respect to any equity securities of the Company (other than a “group” solely including the Teads Stockholders and their Affiliates with respect to any securities of the Company now or hereafter owned by them);

(c) call or seek to have called any annual or special meeting of the Company’s stockholders (each a “Stockholders’ Meeting”) or present or seek to present at any Stockholders’ Meeting any proposal for consideration for action by stockholders or for discussion only by the stockholders;

(d) “solicit” or become a “participant” in any “solicitation” of any “proxy” (as such terms are defined in Regulation 14A under the Exchange Act) from or by any other stockholder of the Company in connection with any vote on any matter, or agree or announce its intention to vote with any Person (other than the Company) or group undertaking a “solicitation”;

(e) seek, make or take any action, publicly or otherwise, to solicit or knowingly encourage any offer or proposal for any merger, consolidation, tender or exchange offer, sale or purchase of assets or securities or other business combination, restructuring, recapitalization or similar transaction involving the Company, its subsidiaries or a material amount of the assets or businesses of the Company or its subsidiaries or encourage, initiate or support any person or entity not a party to this Agreement (a “Third Party”) in any such activity (it being understood that the foregoing will not restrict Teads Stockholders and their Affiliates from tendering shares, receiving payment for shares or otherwise participating in any such transaction initiated by a third party on the same basis as other stockholders of the Company or any applicable subsidiary);

(f) otherwise act, alone or in concert with others, to (i) seek or propose to seek representation on or to control the management or Board, (ii) seek or propose to seek the removal of any member of management or the Board, (iii) otherwise seek or propose to seek to control the Board or management or the policies of the Company;

(g) enter into any discussions, negotiations, arrangements or understandings with any Third Party with respect to any of the foregoing, or knowingly advise, assist or encourage any Third Party in connection with any of the foregoing; or

(h) otherwise seek to control or influence the Company or the Board except as otherwise permitted by this Agreement.

Notwithstanding the foregoing, nothing herein shall prohibit the Teads Stockholders and their Affiliates from (i) exercising any rights under this Agreement or the Purchase Agreement or any Ancillary Agreements, (ii) submitting one or more confidential proposals for a potential non-hostile negotiated transaction to the Chairman or the Chief Executive Officer of the Company (or other individual(s) specifically designated in writing by the Chairman or the Chief Executive Officer of the Company) and (iii) taking any action that is specifically invited in writing by the Board.  In addition, nothing in this Section 2 or elsewhere in this Agreement will prohibit or restrict any Teads Designee serving as a director in his or her personal capacity as a director from exercising his or her rights and fiduciary duties as a director of the Company or restrict his or her discussions solely among other members of the Board and/or management, advisors, representatives or agents of the Company; provided that any such discussions are limited to communications in his or her personal capacity as a director.

3.	Restrictions on Transferability.

3.1 For a period of three (3) months beginning on the date hereof, except as permitted under Sections 3.3, 3.4 or 3.5, no Teads Stockholder shall, without the prior written approval of the Board, Transfer or agree to Transfer any shares of Common Stock Beneficially Owned, directly or indirectly, by such Teads Stockholder to any Person.

3.2 Following such three (3) month period, no Teads Stockholder shall Transfer or agree to Transfer any shares of Common Stock to any Person to the extent that, as a result of such Transfer, the Teads Stockholder knows (following reasonable inquiry and written confirmation from the transferee) that such Person would become the Beneficial Owner of 10% or more of the total voting power of the outstanding capital stock of the Company; provided that the restrictions in this Section 3.2 shall not apply to Transfers (a) effected on a national securities exchange (including through a broker dealer), (b) to Financial Institutions for the purpose of subsequent dispositions (subject to Section 3.3) or (c) effected in connection with public offerings pursuant to the Registration Rights Agreement, dated as of February 3, 2025, by and among the Company and AT (the “Registration Rights Agreement”).

3.3 In the event of a Transfer of any shares of Common Stock from a Teads Stockholder to a Financial Institution for the purpose of subsequent dispositions, the Financial Institution shall agree in writing (a copy of which agreement shall be delivered to the Company upon such Transfer and shall be deemed to be done for the benefit of and may be enforced by, the Company), as a condition to such Transfer, to be bound by the restriction set forth in Section 3.2 with respect to any Transfer of any shares of Common Stock by such Financial Institution, provided that the determination of whether any such Transfer by such Financial Institution would violate Section 3.2 shall be solely on the basis of any report on Schedules 13D or 13G promulgated under the Exchange Act publicly available on the date of such Transfer by the Financial Institution.  A Transfer of any shares of Common Stock to such Financial Institution may only be effected no less than seven (7) Business Days following any previous Transfer by any Teads Stockholder of any shares of Common Stock to a Financial Institution.

3.4 Notwithstanding anything else herein to the contrary, the Teads Stockholders may Transfer shares of Common Stock to their Affiliates, provided that AT and such Teads Stockholder certify to the Company in writing prior to such Transfer that the Transferee is an Affiliate of AT and that any such Affiliate agrees to be bound by the undertakings and obligations incumbent upon the Teads Stockholders pursuant to this Agreement and executes a joinder agreement substantially in the form attached as Exhibit A to this Agreement (the “Joinder Agreement”).

3.5 The Teads Stockholders may pledge shares of Common Stock to a Financial Institution (a “Pledgee”) provided that the Pledgee agrees that the Pledgee and its Affiliates shall be bound by Sections 1.3 and 2 hereof pursuant to a written agreement in customary form for the benefit of, and which may be enforced by, the Company.  Any such written agreement shall also provide that in the event the Pledgee realizes the pledge or any other security interest or otherwise exercises any right under such pledge or security interest as a result of which Beneficial Ownership of pledged Common Stock is thereupon Transferred to the Pledgee or any Affiliate thereof or such Pledgee otherwise has the authority or ability to cause or direct any subsequent Transfer of any Common Stock (a “Subsequent Transfer”) then, (a) any Subsequent Transfer by or on behalf of the Pledgee or any Affiliate thereof shall be subject to the restrictions in Sections 3.2 and 3.3; provided, however, that the Pledgee shall not be obligated to require the Subsequent Transferees thereof to comply with Sections 1.3 and 2 hereof; provided, further, that, a Subsequent Transferee may become as a result of such Subsequent Transfer the Beneficial Owner of 10% or more of the total voting power of the outstanding capital stock of the Company, subject to prior approval of the Board, which approval shall not be unreasonably withheld.  In connection with any such proposed Subsequent Transfer, the Pledgee shall provide advance written notice of such Subsequent Transfer to the Company.  Transfers by a Pledgee on a national securities exchange (including through a broker dealer) or in connection with a public offering pursuant to the Registration Rights Agreement shall not be bound by the restrictions of this Section 3.5.

3.6 Notwithstanding anything herein to the contrary, for a period of 12 months beginning on the Closing Date (the “Holdback Period”), AT shall not Transfer or agree to Transfer to any Person(s) (including any Teads Stockholder) in one or more transactions, any shares of Designated Common Stock owned, directly or indirectly, by AT (the “Holdback Amount”). The number of shares constituting Designated Common Stock shall be determined in accordance with the Purchase Agreement.  During the Holdback Period, the shares of Designated Common Stock shall remain available for satisfaction of any obligations arising under Article X of the Purchase Agreement.

3.7 In the event that any claims for Losses made in good faith and set forth in a Claim Notice shall remain outstanding as of the end of the initial 12-month Holdback Period, the Holdback Period shall be extended with respect to the then Designated Common Stock (the “Holdback Extension Period”) until such time as such claims have been resolved or satisfied in accordance with the Purchase Agreement.

3.8 Notwithstanding the foregoing Sections 3.6 and 3.7, AT may Transfer shares of Designated Common Stock (as calculated pursuant to the Purchase Agreement) to the extent that cash in an amount equal to the value of the then-current number of shares of Designated Common Stock based on the Average Trading Price is first deposited in an escrow or trust account for the benefit of the Company and its assignees under an agreement and terms to be reasonably agreed by the Company and AT.

3.9 Notwithstanding anything herein to the contrary, effective as of the third (3rd) anniversary of the Closing Date, the restrictions set forth in Section 3.6 through Section 3.8 shall terminate and be of no further force or effect (and any amounts then held in deposit pursuant to Section 3.8 shall promptly be released to AT).

3.10 “Transfer” means, directly or indirectly (whether by merger, operation of law or otherwise), to sell, transfer, assign, pledge, hypothecate or otherwise dispose of or encumber any direct or indirect economic, voting or other rights in or to any Common Stock, including by means of (a) the Transfer of an interest in a Person that directly or indirectly holds such Common Stock (an “Indirect Transfer”), provided that an Indirect Transfer shall only be deemed a “Transfer” hereunder if effected for the purpose of circumventing the restrictions on Transfer contained in this Agreement as shall be reasonably determined by the Board on the basis of written materials and other information presented to it by one or both of the parties to the proposed Indirect Transfer or (b) a swap or other derivative based on any Common Stock.  “Transferred” and “Transferring” shall have correlative meanings; provided that “Transfer” shall not include any forfeiture of such number of shares of Common Stock required to be effected in accordance with Section 2.04, Section 2.06 or Article X of the Purchase Agreement.

3.11 Any stock certificates representing Common Stock held by a Teads Stockholder or its Affiliates shall include a legend referencing the transfer restrictions set forth herein and in the Company’s organizational documents, as applicable.

3.12 Nothing herein shall limit or release any restrictions on Transfer that apply by virtue of any applicable law, rule, regulation, or the order of any competent court or governmental authority.

4.	Miscellaneous.

4.1 Termination

(a) Sections 1.3 and 2 of this Agreement shall terminate in the event that an Event of Default occurs and such Event of Default is not remedied within 90 days.  “Event of Default” shall mean the Company (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness (as shall be defined in the definitive credit agreement to be entered into as part of the Debt Financing (the “Credit Agreement”, provided that, for purposes of this Section 4.1(a), Indebtedness under the Credit Agreement shall not be excluded from the definition of Material Indebtedness), when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Material Indebtedness.

(b) This Agreement shall terminate and be of no further force or effect upon (and contemporaneously with) the earlier of: (i) the mutual written agreement of the Company and each of the Teads Stockholders and (ii) the date on which there is no longer any Teads Stockholder which is a party to this Agreement.

4.2 Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including email or similar writing).  Each such notice, request or other communication shall be effective (a) if given by email, when such email is transmitted to the email specified in this Section 4.2 and delivered without receipt of any “bounceback” or similar notice indicating failure of delivery and (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 4.2 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 4.2 or (b) if given by any other means, when delivered at the address specified in this Section 4.2, or such other address or email as such party may hereafter specify for the purpose by notice to the other parties hereto:

if to the Company:

Outbrain Inc. 111 West 19th Street,(third floor) NY, NY 10011 Attention: Veronica Gonzalez Email: generalcounsel@outbrain.com; vgonzalez@outbrain.com with copies (not constituting notice) to:

Meitar Law Offices Abba Hillel Silver Road 16 Ramat Gan 5250608 Israel Email: dshamgar@meitar.com and dglatt@meitar.com Attention: Dan Shamgar, Adv. and David S. Glatt, Adv.

if to AT and any of the Teads Stockholders:

Altice Teads S.A. 1, rue Hildegard von Bingen L-1282 Luxembourg Grand Duchy of Luxembourg
Attention:	Natacha Marty Laurent Halimi
Email:	natacha.marty@altice.net laurent.halimi@altice.net

with a copy (not constituting notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001

Attention:
Thomas W. Greenberg;
Armand W. Grumberg;
Dohyun Kim

Email:
Thomas.Greenberg@skadden.com;
Armand.Grumberg@skadden.com;
Dohyun.Kim@skadden.com

4.3 Amendment; Waiver; Teads Stockholder Action.  This Agreement may be amended, supplemented or otherwise modified, and any provision hereof waived, only by a written instrument executed by the Company and AT.  Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  Any amendment, supplement or modification to this Agreement and any waiver of any term hereof effected in accordance with this Section 4.3 shall be binding on each party hereto and all of such party’s successors and permitted assigns, whether or not such successor or permitted assign entered into or approved such amendment, supplement or modification.  Consent or refusal to consent to any amendment, supplement, modification or waiver may be given or withheld by a party in its sole discretion.  AT shall be the sole and exclusive representative of the Teads Stockholders under this Agreement, unless and until AT assigns its role as representative hereunder to an Affiliate of AT (such Affiliate, the “Affiliate Representative”), and any action, consent or failure to act or consent by AT or the Affiliate Representative shall be deemed to be binding upon and made on behalf of all Teads Stockholders.  No Teads Stockholder may exercise any right or privilege under this Agreement other than exclusively through AT or the Affiliate Representative, provided that nothing herein shall be deemed to limit a Teads Stockholder from Transferring shares in compliance with this Agreement.  Any notice given and action taken by the Teads Stockholders shall be deemed duly taken upon written notice thereof given by AT or the Affiliate Representative, as applicable, in accordance with Section 4.2 and the Company shall be entitled to rely on any such communication or notice from AT or the Affiliate Representative, as applicable, as a communication or notice duly given by and in the name of the Teads Stockholders.

4.4 Further Assurances.  Each party hereto shall sign such further documents and do and perform and cause to be done such further acts and things as any other party hereto may reasonably request to the extent necessary to carry out the intent and accomplish the purposes of this Agreement.

4.5 Assignment.  This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.  This Agreement may not be assigned, except by any Teads Stockholder to any Affiliate that has executed a Joinder Agreement, without the express prior written consent of the other parties hereto and any attempted assignment without such consent will be null and void ab initio.

4.6 Third Parties.  This Agreement does not, other than as set forth in Sections 3.3 and 3.5, create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

4.7 Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

4.8 Jurisdiction; Waiver of Jury Trial.  Each of the parties hereto irrevocably (i) submits to the personal jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, any Delaware State court sitting in New Castle County, in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) waives any objection to the laying of venue of any charge, audit, investigation, claim, action, suit, arbitration, litigation or proceeding by or before any governmental entity or any arbitration or mediation tribunal (an “Action”) relating to this Agreement or the transactions contemplated hereby in such court, (iv) waives and agrees not to plead or claim in any such court that any Action relating to this Agreement or the transactions contemplated hereby brought in any such court has been brought in an inconvenient forum, and (v) agrees that it will not bring any Action relating to this Agreement or the transactions contemplated hereby in any court other than the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such Action, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such Action, any Delaware State court sitting in New Castle County.  Each party agrees that service of process upon such party in any such Action shall be effective if notice is given in accordance with Section 4.2.  EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE ADMINISTRATION HEREOF.  NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS.  NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 4.8.  NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 4.8 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

4.9 Specific Performance.  Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages.  Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at Law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

4.10 Entire Agreement.  This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.  There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof other than those expressly set forth herein.  This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

4.11 Severability.  If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by Law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by Law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

4.12 Headings and Captions.  The headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

4.13 Counterparts.  This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).

4.14 Effectiveness of This Agreement.  This Agreement shall become automatically effective upon the Closing under the Purchase Agreement, without the requirement of any further action by any Person, and until the Closing (if any), this Agreement shall be of no force or effect and shall create no rights or obligations on the part of any party hereto.

4.15 Confidentiality.  The Teads Designees will, and will cause their Affiliates and their and their respective representatives to, keep confidential any confidential, proprietary or nonpublic information concerning the Company and its subsidiaries and Affiliates (“Confidential Information”); provided that the Confidential Information shall not include information that (i) was or becomes available to the public other than as a result of a disclosure by the Teads Designees, any of their Affiliates or any of their respective representatives (including any Teads Designee) in violation of this Section 4.15 or any other duty of confidentiality to the Company, (ii) at the time of disclosure is already in the possession of the Teads Stockholders, any of their Affiliates or any of their respective representatives, provided that such information is not known by such Persons to be subject to any duty or obligation (whether by agreement or otherwise) to keep such information confidential, or (iii) is independently developed by the Teads Stockholders, any of their Affiliates or any of their respective representatives without reference to, incorporation of, reliance on or other use of any Confidential Information.  Notwithstanding the foregoing, the Teads Designees shall be permitted to share Confidential Information with AT and its Affiliates and third-party pledgees for the purposes of performing their duties (including for tax, reporting and other legal or compliance purposes) or monitoring their investment in the Company (each of the foregoing, a “Permitted Purpose”); provided that such Persons are bound by an obligation to maintain confidentiality with respect to such Confidential Information to the same extent as AT.  In the event that the Teads Stockholders, any of their Affiliates or any of their or their respective representatives are requested or required by applicable Law, judgment, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, in each of which instances the applicable Teads Stockholders, their Affiliates and their and their respective representatives, as the case may be, shall, to the extent legally permitted, provide notice to the Company promptly so that the Company will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure (in which case, the applicable Teads Stockholders shall use reasonable best efforts to assist the Company in this respect, shall disclose only such portion of the Confidential Information which counsel to the Teads Stockholders advises is legally required to be disclosed in order to avoid a citation for contempt or suffer another censure or penalty and shall, to the extent permitted by law, provide a copy of such Confidential Information disclosed to the Company).

4.16 Information Rights.

(a) For so long as this Agreement is in effect and provided that AT holds at least ten percent (10%) of the total voting power of the outstanding capital stock of the Company, the Company shall provide AT such reports and information relating to the financial condition, business, and corporate affairs of the Company as may reasonably be requested in writing by AT from time to time for a Permitted Purpose (and which request shall describe in reasonable detail the Permitted Purpose for which such reports and/or information are sought).

(b) The Company may refrain from providing any of the reports and information (such materials, “Restricted Materials”), or portions thereof (it being understood that the Company shall, to the extent practicable, provide the portions of any such reports or information that do not constitute Restricted Materials), that it would be otherwise required to provide pursuant to Section 4.16(a) to AT to the extent that it reasonably determines that (i) such Restricted Materials contain or comprise a Company trade secret or personal information (such as personally identifiable information), (ii) the disclosure of such Restricted Materials would be reasonably expected to adversely affect the attorney-client privilege between the Company and its counsel; provided that the Company uses reasonable efforts to disclose such information in a manner as would not adversely affect such privilege, (iii) the disclosure of such Restricted Materials would be reasonably expected to involve a conflict of interests or potential conflict of interests between the Company and the Teads Stockholders, or (iv) in the event that either AT is in material breach of its obligations under Section 1.3 or one of the Teads Stockholders or an Affiliate thereof that is subject to the restrictions under Section 2 above is in material breach of its obligations under Section 2 above and such breaching party fails to cure such breach (if curable) following a period of 10 Business Days from provision of reasonably detailed written notice of such breach by the Company to AT.

[Remainder Of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

OUTBRAIN INC.

By:	/s/ David Kostman
Name: David Kostman
Title: CEO

ALTICE TEADS S.A.

By:	/s/ Laurent Halimi
Name: Laurent Halimi
Title: Authorized Person

Exhibit A

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders’ Agreement, dated as of February 3, 2025 (the “Stockholders’ Agreement”), by and between the Company and the Teads Stockholders party thereto.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders’ Agreement.

WHEREAS, on the date hereof, the Joining Party is acquiring Common Stock from [●] (the “Transferred Securities”) from a Teads Stockholder; and

WHEREAS, the Stockholders’ Agreement requires the Joining Party, as a condition to becoming a holder of the Transferred Securities as a Teads Stockholder, to agree in writing to be bound by the terms of the Stockholders’ Agreement, and the Joining Party agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

1.  Agreement to Be Bound.  The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders’ Agreement and a “Teads Stockholder” as if it had executed the Stockholders’ Agreement as of the date hereof.  The Joining Party hereby ratifies, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement, in each case as of the date hereof.  The Joining Party hereby represents and warrants to the Company that, as of the date hereof, it is a permitted transferee.

2.  Notice.  For purposes of Section 4.2 of the Stockholders’ Agreement, the Joining Party’s address is:

[●]
[●]
[●]
Attention:  [●]
Email:  [●]

with a copy (not constituting notice) to:

[●]
[●]
[●]
Attention:  [●]
Email:  [●]

3.  Headings and Captions.  The headings and captions contained in this Joinder Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Joinder Agreement or the intent of any provision hereof.

4.  Counterparts.  This Joinder Agreement may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Joinder Agreement (or amendment, as applicable).

5.  Governing Law.  This Joinder Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of Laws thereof.

[Remainder Of Page Intentionally Left Blank]

EXHIBIT B

Registration Rights Agreement

[See attached.]

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 3, 2025, by and among Outbrain Inc., a Delaware corporation (the “Company”), and Altice Teads S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 1, rue Hildegard von Bingen, L-1282 Luxembourg, Grand Duchy of Luxembourg, registered with the Commercial and Companies Register of Luxembourg (Registre de Commerce et des Sociétés) under number B215423 (the “Seller”).

W I T N E S S E T H

WHEREAS, on August 1, 2024, the Company and the Seller entered into that certain Share Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among the Seller, the Company, and TEADS, a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg (“Teads”), pursuant to which, among other things, the Seller will sell and transfer to the Company, and the Company will purchase and acquire from the Seller, all of the issued and outstanding equity interests of Teads (the “Share Purchase”);

WHEREAS, immediately following the closing of the Share Purchase (the “Closing”), the Seller will own 43,750,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

WHEREAS, in connection with the Closing, the Company and the Seller desire to enter into this Agreement, pursuant to which the Company shall grant the Holders (as defined below) certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto hereby agree as follows:

1.           Definitions.

1.1         As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any individual or entity, an individual or entity that, directly or indirectly, controls, is controlled by or is under common control with such individual or entity, including, without limitation, any general partner, managing member, manager, member, officer or director of such entity or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, shares the same management or advisory company with, or is otherwise affiliated with such individual or entity.

“Business Day” means any day that is not a Saturday or Sunday or any other day on which the New York Stock Exchange or the Nasdaq Stock Market are closed for trading.

“Current IRA” means the Amended and Restated Investors’ Rights Agreement made as of the date hereof, by and among the Company, Yaron Galai and the individuals and entities identified in Schedule 1 thereto, as amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor organization performing similar functions.

“Form S-3” means Form S-3 under the Securities Act, as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any holder of outstanding Registrable Shares who is a party to this Agreement (including, as of the date of this Agreement, the Seller) or any assignee thereof in accordance with Section 10 of this Agreement.

“Initiating Holders” means, as of any date, Holders holding more than thirty-five percent (35%) of the issued and outstanding Registrable Shares as of such date.

“Other Registrable Shares” means securities of the Company (other than Registrable Shares), if any, which may be requested to be included in a registration pursuant to contractual registration rights.

“Register”, “registered” and “registration” refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement, or the equivalent actions under the laws of another jurisdiction.

“Registrable Shares” means (a)  all shares of Common Stock held by a Holder immediately following the Closing and (b) any other equity security of the Company issued or issuable with respect to the foregoing by way of a subdivision of stock, stock dividend or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that the following shall not be considered Registrable Shares: (i) any shares of Common Stock that could be sold by the Holder thereof pursuant to Rule 144(b)(1) promulgated under the Securities Act if such shares then held by such Holder constitute less than five percent (5%) of the Company’s outstanding voting stock; (ii) any share of Common Stock that has previously been registered under an effective registration statement filed pursuant to the Securities Act and disposed of in accordance with such registration statement; (iii) any share of Common Stock that has otherwise previously been sold to the public; and (iv) any share of Common Stock sold by a Holder in a transaction in which such Holder’s rights are not assigned in accordance with the provisions of Section 10.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholders Agreement” means the Stockholders Agreement made by and among the Company, the Seller and the other parties thereto, as amended from time to time.

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2.           Incidental Registration.

2.1
Notice of Registration.Other than in connection with a request for registration pursuant to Section 3 or 4 of this Agreement, if at any time the Company, including if the Company qualifies as a well-known seasoned issuer (within the meaning of Rule 405 under the Securities Act) (a “WKSI”), proposes to file (a) a prospectus supplement to an effective shelf registration statement (a “Shelf Registration Statement”), or (b) a registration statement (other than (i) a Shelf Registration Statement for a delayed or continuous offering pursuant to Rule 415 under the Securities Act, or (ii) a registration statement relating solely to employee benefit plans or a corporate reorganization), in either case, for the sale of Common Stock or securities convertible into or exercisable for Common Stock for its own account, or for the benefit of the holders of any of its securities other than the Holders, to an underwriter on a firm commitment basis for reoffering to the public or in a “bought deal” or “registered direct offering” with one or more investment banks (subsections (a) and (b), collectively, a “Piggy-Back Underwritten Offering”), then as soon as practicable but not less than fifteen (15) days prior to the filing of (1) any preliminary prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (2) any prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (3) such registration statement, as the case may be, the Company shall give notice of such proposed Piggy-Back Underwritten Offering to the Holders and such notice (a “Piggyback Notice”) shall offer the Holders the opportunity to include in such Piggy-Back Underwritten Offering such number of Registrable Shares as each such Holder may request in writing.  Each such Holder shall then have ten (10) days after receiving such Piggyback Notice to request in writing to the Company inclusion of Registrable Shares in the Piggy-Back Underwritten Offering, except that such Holder shall have two (2) Business Days after such Holder confirms receipt of the notice to request inclusion of Registrable Shares in the Piggy-Back Underwritten Offering in the case of a “bought deal”, “registered direct offering” or “overnight transaction” where no preliminary prospectus is used.  Upon receipt of any such request for inclusion from a Holder received within the specified time, the Company shall use its reasonable best efforts to (1) include in the applicable Piggy-Back Underwritten Offering the Holders’ Registrable Shares requested to be included on the terms set forth in this Agreement and on the same terms and conditions as any similar securities of the Company included in such Piggy-Back Underwritten Offering, (2) cooperate in good faith with such Holder in connection therewith and (3) permit the sale or other disposition of such Registrable Shares in accordance with the intended method(s) of distribution thereof, subject, in each case to the terms and conditions of this Agreement.  Prior to the commencement of any “road show” in the case of an offering in which a preliminary prospectus is used and prior to the signing of the underwriting agreement in the case of any other offering, each Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any registration by giving written notice to the Company of its request to withdraw and such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Shares in the Piggy-Back Underwritten Offering as to which such withdrawal was made.

2.2
Company Not Qualifying as a WKSI.If the Company does not qualify as a WKSI, (a) the Company shall give each Holder fifteen (15) days’ notice prior to filing a Shelf Registration Statement and, upon the written request of any Holder received by the Company within ten (10) days of such notice to the Holder, the Company shall include in such Shelf Registration Statement the aggregate number of Registrable Shares requested to be included without naming any requesting Holder as a selling shareholder and including only a generic description of the holder of such securities (the “Undesignated Registrable Shares”), (b) the Company shall not be required to give notice to any Holder in connection with a filing pursuant to Section 2.1(a) unless such Holder provided such notice to the Company pursuant to this Section 2.2 and included Undesignated Registrable Shares in the Shelf Registration Statement related to such filing, and (c) at the written request of a Holder given to the Company more than seven (7) days before the date specified in writing by the Company as the Company’s good faith estimate of a launch of a Piggy-Back Underwritten Offering (or such shorter period to which the Company, in its sole discretion, consents), the Company shall use its reasonable best efforts to effect the registration of any of the Holders’ Undesignated Registrable Shares so requested to be included and shall file a post-effective amendment or, if available, a prospectus supplement to a Shelf Registration Statement to include such Undesignated Registrable Shares as any Holder may request, provided that (i) the Company is actively employing its reasonable best efforts to effect such Piggy-Back Underwritten Offering; and (ii) the Company shall not be required to effect a post-effective amendment more than two (2) times in any twelve (12) month period.

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The Company shall have the right to terminate or withdraw any registration or offering initiated by it under this Section 2 before the effective date of such registration or the completion of such offering, whether or not any Holder has elected to include Registrable Shares in such registration or offering.  The expenses of such withdrawn registration or offering shall be borne by the Company in accordance with Section 6.

2.3
Underwriting.The right of the Holders to participate in a Piggy-Back Underwritten Offering pursuant to this Section 2 shall be conditioned upon the Holders proposing to distribute their securities through such underwriting (together with the Company and the other Holders distributing their securities through such underwriting, if any) and entering into an underwriting agreement in customary form with the managing underwriter selected for such underwriting in accordance with the provisions of Section 5 below.  Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Company in writing, in its sole discretion, that marketing factors require a limitation of the number of shares to be registered under such registration, then the amount of Registrable Shares to be so sold shall be allocated:

(a)
if the Piggy-Back Underwritten Offering is undertaken for the Company’s own account, (i) first, to the securities the Company proposes to sell and (ii) second, among the Holders of Registrable Shares and holders of Other Registrable Shares (as defined below in Section 3.2), pro rata among the holders of such securities on the basis of the number of securities requested thereby to be included in such Piggy-Back Underwritten Offering; provided that, notwithstanding anything to the contrary herein, the aggregate amount of Registrable Shares which shall have the right to participate in any such proposed Piggy-Back Underwritten Offering shall not be reduced below twenty-five percent (25%) of the aggregate amount of securities included in such offering; and

(b)
if the Piggy-Back Underwritten Offering is pursuant to a request by persons or entities that are holders of Other Registrable Shares (and other than the Company), (i) first, among such holders of Other Registrable Shares, if any, making such request, (ii) second, among the Holders of Registrable Shares and holders of Other Registrable Shares (other than the Other Registrable Shares of such requesting persons or entities), pro rata among the holders of such securities on the basis of the number of securities requested thereby to be included in such Piggy-Back Underwritten Offering, and (iii) third, to the securities the Company proposes to sell.

3.           Demand Registration.

3.1         Request for Registration.

3.1.1          At any time during the term of this Agreement, the Initiating Holders may request in writing that all or part of the Registrable Shares held by such requesting Initiating Holders shall be registered under the Securities Act.  Any such demand must request the registration of shares with an anticipated gross aggregate offering price of at least $5,000,000.

3.1.2         Within ten (10) days after receipt of any such request, the Company shall give written notice of such request to the other Holders and holders of Other Registrable Shares and shall include in such registration all Registrable Shares and Other Registrable Shares held by all such Holders and holders of Other Registrable Shares who wish to participate in such demand registration and provide the Company with written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.

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3.1.3          Thereupon, the Company shall use its reasonable commercial efforts to effect the registration of all Registrable Shares and Other Registrable Shares as to which it has received requests for registration for trading on the securities exchange specified in the request for registration; provided, however, that the Company shall not be required to effect any registration under this Section 3:

(a)             within a period of one hundred and eighty (180) days following the effective date of a previous registration pursuant to this Section 3 or pursuant to Section 2, provided the Holders were eligible to participate in such previous registration pursuant to Section 2;

(b)             If at the time of the request from the Initiating Holders the Company gives notice within thirty (30) days of such request that it is engaged in preparation of a registration statement or prospectus supplement, as the case may be, for a firm underwritten registered public offering (for which the registration statement or prospectus supplement will be filed within ninety (90) days) in which the Holder may include Registrable Shares pursuant to Section 2 above (subject to underwriting limitations provided under subsection 2.3);

(c)           more than twice under this Section 3, provided that a registration shall not be counted for purposes of this subsection until such time as the applicable registration statement has been declared effective by the SEC and maintained for the period specified in Section 8.1 hereunder; or

(d)           in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

The Company shall be entitled to include shares of Common Stock for sale for its own account in any registration pursuant to this Section 3 subject to the approval of the holders of a majority of the Registrable Shares held by the Initiating Holders.

3.2
Underwriting.If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwritten offering, they shall so advise the Company as a part of their request made pursuant to subsection 3.1 and the Company shall include such information in the written notice referred to in paragraph 3.1.2.  The underwriter will be selected in accordance with the provisions of Section 5 below.  In such event, the right of the Holders to include securities in such registration shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ securities in the underwriting (unless otherwise mutually agreed by the holders of a majority of the Registrable Shares held by the Initiating Holders), to the extent provided herein.  The Holders proposing to distribute their securities through such underwriting shall (together with the Company), enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 3, if the managing underwriter advises the Holders and holders of Other Registrable Shares in writing, in its sole discretion, that marketing factors require a limitation of the number of shares to be underwritten, then the amount of Registrable Shares and Other Registrable Shares to be so sold shall be allocated (a) first, among the Holders of Registrable Shares pro rata to the Registrable Shares held by the holders of Registrable Shares and (b) second, pro rata among holders of Other Registrable Shares, if any, requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders desiring to participate in such registration on the basis of the amount of such Other Registrable Shares initially proposed to be registered by such other shareholders; provided, however, that in any event all Registrable Shares requested to be included in such registration must be included in such registration prior to any other shares of the Company.

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4.	Form S-3 Registration.

4.1
Request for Registration. In case the Company shall receive from any Holder or Holders (the “Form S-3 Initiating Holders”), a written request or requests (a “Form S-3 Request Notice”) that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Shares owned by such Holder or Holders, then, subject to the conditions of this Section 4, the Company will give written notice of the proposed registration within twenty (20) days after receipt of any such Form S-3 Request Notice to all other Holders and holders of Other Registrable Shares, and include in such registration all Registrable Shares held by all such Holders and Other Registrable Shares held by holders of Other Registrable Shares who wish to participate in such registration and who have provided the Company with written notice requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.  Subject to the terms hereof, the Company will use its reasonable best efforts to effect such registration as soon as practicable.  All written requests from any Holder or Holders to effect a registration on Form S-3 pursuant to this Section 4 shall indicate whether such Holder(s) intend to effect an offering promptly following effectiveness of the registration statement or whether, pursuant to Section 8.1, they intend for the registration statement to remain effective so that they may effect the offering on a delayed basis (a “Shelf Request”).  Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4.1 (a) if Form S-3 is not available for such offering by the Holders, (b) within ninety (90) days of the effective date of a registration statement filed pursuant to Section 3 or this Section 4.1 or pursuant to the Current IRA, (c) within ninety (90) days of a Piggy-Back Underwritten Offering in which the Form S-3 Initiating Holders had an opportunity to participate pursuant to the provisions of Section 2 and from which no more the twenty percent (20%) of the Registrable Shares of the Form S-3 Initiating Holders that were requested to be included were excluded pursuant to Section 2.3, (d) if the Company gives notice within fifteen (15) days of the request from the Form S-3 Initiating Holders that it is engaged in preparation of a registration statement or prospectus supplement, as the case may be, for a firm underwritten registered public offering (for which the registration statement or prospectus supplement will be filed within ninety (90) days) in which the Form S-3 Initiating Holders may include Registrable Shares pursuant to Section 2 above (subject to underwriting limitations provided under subsection 2.3), (e) if the aggregate price to the public of the shares to be registered is less than $1,000,000 (one million U.S. dollars) and (f) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

4.2
Shelf Request.In the event a Form S-3 is filed pursuant to a Shelf Request, upon a written request (a “Form S-3 Demand Notice”) from any Holder or Holders (the “Form S-3 Takedown Holders”) that is entitled to sell securities pursuant to such Form S-3 without filing a post-effective amendment that the Company effect an offering with respect to Registrable Shares (a “Takedown”), the Company will, as soon as practicable, (a) deliver a notice (a “Takedown Notice”) relating to the proposed Takedown to all other Holders and holders of Other Registrable Shares who are named or are entitled to be named as a selling shareholder in such Form S-3 without filing a post-effective amendment thereto and (b) promptly (and in any event not later than twenty (20) days after receiving such request) supplement the prospectus included in the Shelf Registration Statement as would permit or facilitate the sale and distribution of all or such portion of the Form S-3 Takedown Holders’ Registrable Shares as are specified in such request together with the Registrable Shares requested to be included in such Takedown by any other Holder(s) and Other Registrable Shares requested to be included in such Takedown by holders of Other Registrable Shares who notify the Company in writing within ten (10) Business Days after receipt of such notice from the Company.  Notwithstanding the foregoing, the Company shall not be obligated to effect a Takedown (i) unless the Registrable Shares requested to be offered pursuant to such Takedown have an anticipated aggregate price to the public (net of any underwriting discounts and commissions) of not less than $1,000,000 (one million U.S. dollars), (ii) if the Company has within the twelve (12) month period preceding the date of such request already effected two (2) Takedowns under this Section 4.2, (iii) within 90 days of the effective date of a registration statement filed pursuant to Section 3 or pursuant to the Current IRA or, if the filing pursuant to Section 4.1 included an underwritten offering, (iv) (x) within 90 days of a Piggy-Back Underwritten Offering in which the Holder or Holders submitting the Takedown Notice had an opportunity to participate pursuant to the provisions of Section 2 and from which no more the twenty percent (20%) of the Registrable Shares of the Form S-3 Takedown Holders that were requested to be included were excluded pursuant to Section 2.3 or (y) within ninety (90) days of effecting a previous Takedown under this Section 4.2 or a Takedown under the Current IRA, (v) if the Company gives notice within fifteen (15) days of the Form S-3 Demand Notice that it is engaged in preparation of a registration statement or prospectus supplement, as the case may be, for a firm underwritten registered public offering (for which the registration statement or prospectus supplement will be filed within ninety (90) days) in which the Form S-3 Takedown Holders may include Registrable Shares pursuant to Section 2 above (subject to underwriting limitations provided under subsection 2.3), or (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

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5.	Designation of Underwriter.

5.1
In the case of any registration effected pursuant to Section 3, the underwriter, if any, will be selected by the Initiating Holders holding the majority of Registrable Shares and approved by the Company, which approval shall not be unreasonably withheld.

5.2
In the case of any (a) registration initiated by the Company, (b) a registration initiated under Section 4 or (c) a registration initiated by holders of Other Registrable Shares, the Company or, in accordance with the terms of the Current IRA, such holders of Other Registrable Shares, shall have the right to designate the managing underwriter in any underwritten offering.

6.
Expenses. All expenses incurred in connection with any registration, filing or qualification, pursuant to Sections 2, 3 and 4, including without limitation all federal and “blue sky” registration, filing and qualification fees, printer’s and accounting fees, and fees and disbursements of counsel for the Company as well as one counsel for the Holders selected by the holders of a majority of the Registrable Shares of the Holders and Other Registrable Shares held by holders of Other Registrable Shares participating in such registration, filing or qualification shall be borne by the Company; provided, however, that each of the Holders and holders of Other Registrable Shares participating in such registration shall bear or pay its pro rata portion of discounts or commissions payable to any underwriter and the fees and expenses of any additional advisors for such Holder or holder of Other Registrable Shares (except as otherwise provided for herein).

7.
Indemnities. In the event of any registered offering of Common Stock pursuant to this Agreement (for purposes of this Section 7, holders of Other Registrable Shares shall also be referred to as “Holders” and “Registrable Shares” shall include Other Registrable Shares):

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7.1
The Company will indemnify and hold harmless, to the fullest extent permitted by law, any Holder and any underwriter for such Holder, and each person, if any, who controls the Holder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company’s consent) to which the Holder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement or included in any prospectus, as amended or supplemented, or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, and the Company will reimburse the Holder, such underwriter and each such controlling person of the Holder or the underwriter, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by a Holder, such underwriter or such controlling persons in writing specifically for inclusion therein; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the selling stockholder, the underwriter or any controlling person of the selling stockholder or the underwriter, and regardless of any sale in connection with such offering by the selling stockholder.  Such indemnity shall survive the transfer of securities by a selling stockholder.

7.2
Each Holder participating in a registration hereunder will indemnify and hold harmless the Company, any underwriter for the Company, and each person, if any, who controls the Company or such underwriter, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling stockholder’s consent) to which the Company or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (a) any untrue or alleged untrue statement of any material fact contained in any registration statement or included in any prospectus, as amended or supplemented, or (b) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and each such Holder will reimburse the Company, any underwriter and each such controlling person of the Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by such Holder specifically for inclusion therein.  The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the final prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company and (ii) any underwriter, if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 7.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holders.  In no event shall the liability of a Holder exceed the net proceeds from the offering received by such Holder.

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7.3
Promptly after receipt by an indemnified party pursuant to the provisions of Sections 7.1 or 7.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 7.1 or 7.2, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder except to the extent the indemnifying party is prejudiced as a result thereof.  In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 7.1 or 7.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (a) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (b) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (c) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

7.4
In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) an indemnified party, exercising rights under this Agreement, makes a claim for indemnification pursuant to Section 7.1 or 3.1.2 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any such indemnified party in circumstances for which indemnification is provided under this Section 7; then, and in each such case, the Company and such indemnified party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (i) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered and sold by such Holder pursuant to such registration statement; (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; and (iii) no Holder shall be required to contribute any amount in excess of the amount such Holder would have been required to indemnify if indemnification had been applicable in accordance with its terms.

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8.
Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as possible (for purposes of this Section 8, holders of Other Registrable Shares shall also be referred to as “Holders” and “Registrable Shares” shall include Other Registrable Shares):

8.1
prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its reasonable commercial efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for a period of up to nine (9) months or, if sooner, until the distribution contemplated in the registration statement has been completed; provided, however, such nine (9)-month period shall be extended by the length of time that the Holders are required to cease distribution of the Registrable Shares pursuant to Section 8.5 or Section 9 below, if applicable;

8.2
prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement;

8.3
furnish to the Holders participating in such registration such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them;

8.4
in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

8.5
notify each Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.  Upon receipt of a notification under this Section 8.5 such Holders shall immediately cease distributing the Registrable Shares covered by such registration statement;

8.6
cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter that is required to be undertaken in accordance with the rules and regulations of FINRA;

8.7	use reasonable best efforts to cooperate as reasonably requested by the Holders and the underwriters in the offering, marketing or selling of the Registrable Shares;

8.8	cause all Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

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8.9
provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration; and

8.10
use its commercially reasonable efforts to cause to be furnished, at the request of any Holder requesting registration of Registrable Shares pursuant to this Agreement, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (a) an opinion, if required by the Holder, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares; provided that the delivery of any “10b-5 statement” and opinion may be conditioned on the prior or concurrent delivery of a comfort letter pursuant to subsection (b) hereof and (b) a comfort letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares subject to each such Holder to whom the comfort letter is addressed providing a customary representation letter to the independent registered public accounting firm of the Company in form and substance reasonably satisfactory to such accountant.

9.
Deferral of Filing or Suspension of use of Registration Statement. Notwithstanding any other provision of this Agreement, the Company may postpone the filing of any registration statement, or suspend the use of a registration statement or prospectus, up to two (2) times in any 12-month period for up to an aggregate of ninety (90) days during such 12-month period if the Company shall furnish to the relevant Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed or used at such time.  During such periods of deferral or suspension, the Company shall not sell securities for its own account or that of any other shareholder, in each case, pursuant to a registration statement filed under the Securities Act, other than a registration statement on Form S-8; provided, however, the Company shall be permitted to file one or more Shelf Registration Statements.

10.
Assignment of Registration Rights. Any of the Holders may assign its rights to cause the Company to register shares pursuant to this Agreement to a transferee of no less than 200,000 Registrable Shares (in each case, as adjusted for any stock split, stock dividend, recapitalization or similar event), including but not limited to any Affiliate of such Holder; provided, however, that no transferee may be assigned any of the foregoing rights unless the Company is given a written notice by the assigning and transferring party (not later than the time of such assignment and transfer) stating the name and address of the transferee and identifying the securities of the Company as to which the rights in question are being assigned and transferred; and provided further that any such transferee shall undertake in advance and in writing to be bound by this Agreement and shall receive such assigned rights subject to all the terms and conditions of this Agreement.

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11.
Lock-Up.  In any registration of the Company’s shares each Holder agrees that any sales of shares of the Company may be subject to a “lock-up” period restricting such sales (including the making of any short sale of, loan, grant any option for the purchase of, or otherwise disposition of any such shares) for such period not to exceed 90 days from the date of the final prospectus for such offering. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the foregoing or that are necessary to give further effect thereto. The obligations described in this Section 11 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such lock up period described above. Notwithstanding anything in this Section 11 to the contrary, the foregoing provisions of this Section 11 (a) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, (b) shall not apply to private transfers by the Holders that are permitted pursuant to the Stockholders Agreement, (c) shall only be applicable where the holders of Other Registrable Shares are similarly bound, and (d) shall not prevent transfers to the Holders’ Affiliates, provided that, in the case of this clause (d), such transferee agrees to be bound in writing by the restrictions set forth in the lock-up agreement and provided further that any such transfer shall not involve a disposition for value.

12.
Public Information. The Company shall make and keep publicly available and available to the Holders pursuant to Rule 144 under the Securities Act (“Rule 144”), such information as is necessary to enable the Holders to make sales of Registrable Shares pursuant to Rule 144.  The Company shall comply with the current public information requirements of Rule 144 and shall furnish thereafter to any Holder, upon request, a written statement executed by the Company that it has complied with the reporting requirements of Rule 144 and such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration.

13.	Foreign Offerings. The provisions of this Agreement shall apply, mutatis mutandis, to any registration of the securities of the Company outside of the United States.

14.
Information by Holder. The Holders included in any registration shall furnish to the Company such information regarding such Holder and the Registrable Shares held by them and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.  If any Holder does not provide any reasonably requested information within ten (10) business days of such written request, the Company is permitted to not register such Holder’s securities without penalty. (For purposes of this Section 14, holders of Other Registrable Shares shall also be referred to as “Holders” and “Registrable Shares” shall include Other Registrable Shares).

15.
Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least fifty percent (50%) of the Registrable Shares, as one class on an as converted basis, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Shares of the Holders that are included, or (b) to demand registration of any securities held by such holder or prospective holder which could result in such registration statement being declared effective prior to the fifth anniversary of the Closing; provided, however, that the Company may without such consent enter into an agreement with any holder or prospective holder of any securities of the Company related to the filing of a resale shelf registration statement to register shares issued to such holder or prospective holder in an acquisition, if and only if such resale shelf registration statement does not permit underwritten offerings and the rights of Holders hereunder are not adversely impacted.

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16.	Miscellaneous.

16.1
Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

16.2
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflict of law.  The parties hereto agree to submit to the jurisdiction of the United States federal and state courts of the State of Delaware with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

16.3
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.3.

16.4
Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

16.5
Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof.  Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of (a) the Company, and (b) the Holders of more than fifty percent (50%) of the Registrable Shares, provided, however, anything in the foregoing notwithstanding: (i) should such waiver or amendment change the rights or privileges granted to a particular Holder or class or series of Holders in a manner adverse and different from other Holders (such more adversely affected Holders, a “Discriminated Class”), then such waiver or amendment shall be subject to the written approval of the Holders who are the owners of record of a majority of the issued and outstanding shares of such Discriminated Class (voting together as a single class), and (ii) any right or limitation provided for the express benefit of a specifically named party to this Agreement may not be amended or waived without the consent of such party.  Any amendment or waiver adopted with the applicable foregoing consents shall be binding upon all parties to this Agreement.  The Company shall give prompt notice of any amendment hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment or waiver.

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16.6
Notices. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be transmitted via facsimile or email or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger.  Each such notice, request or other communication shall be effective (a) if given by email, when such email is transmitted to the email specified in this Section 16.6 and delivered without receipt of any “bounceback” or similar notice indicating failure of delivery and (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 16.6 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 16.6 or (b) if given by any other means, when delivered at the address specified in this Section 16.6, or such other address or email as such party may hereafter specify for the purpose by notice to the other parties hereto:

if to the Company:

Outbrain Inc.
111 West 19th Street (third floor), NY, NY 10011
Attention:          Veronica Gonzalez
Email: generalcounsel@outbrain.com; vgonzalez@outbrain.com

with copies (not constituting notice) to:

Meitar Law Offices
Abba Hillel Silver Road 16
Ramat Gan 5250608
Israel
Email: dshamgar@meitar.com and dglatt@meitar.com
Attention: Dan Shamgar, Adv. and David S. Glatt, Adv.

if to AT and any of the Holders:

Altice Teads S.A.
1, rue Hildegard von Bingen
L-1282 Luxembourg
Grand Duchy of Luxembourg
Attention:     Natacha Marty
Laurent Halimi
Email:           natacha.marty@altice.net
laurent.halimi@altice.net

with a copy (not constituting notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001

Attention:
Thomas W. Greenberg;
Armand W. Grumberg;
Dohyun Kim

Email:
Thomas.Greenberg@skadden.com;
Armand.Grumberg@skadden.com;
Dohyun.Kim@skadden.com

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16.7
Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

16.8
Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

16.9
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

16.10
Aggregation of Stock. All Registrable Shares held or acquired by Affiliates or other affiliated entities or persons of a Holder, as the case may be, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

OUTBRAIN INC.

By:	/s/ David Kostman
	Name:	David Kostman
	Title:	CEO

ALTICE TEADS S.A.

By:	/s/ Laurent Halimi
	Name:	Laurent Halimi
	Title:	Authorized Person

[Signature Page to Registration Rights Agreement]

EXHIBIT C

Pre-Closing Step Plan; Closing Step Plan

[Intentionally omitted]

EXHIBIT D

Allocation Schedule

[Intentionally omitted]

EXHIBIT E

Expense Credit Certificate

[Intentionally omitted]

EXHIBIT F

Preliminary Closing Statement

[Intentionally omitted]